EXHIBIT 2

FIRST MANHATTAN CO., FIRST HEALTH, L.P., FIRST HEALTH LIMITED, FIRST HEALTH ASSOCIATES, L.P., FIRST BIOMED MANAGEMENT ASSOCIATES, LLC, FIRST BIOMED, L.P. AND FIRST BIOMED PORTFOLIO, L.P. (COLLECTIVELY, “FIRST MANHATTAN”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES FROM THE STOCKHOLDERS OF VIVUS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2013 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY FIRST MANHATTAN, MICHAEL JAMES ASTRUE, JON C. BIRO, JOHANNES J.P. KASTELEIN, SAMUEL F. COLIN, DAVID YORK NORTON, HERMAN ROSENMAN, ROLF BASS AND MELVIN L. KEATING (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF THE COMPANY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, FIRST MANHATTAN WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

First Manhattan Co., together with the entities and individuals below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of the Issuer in connection with the 2013 annual meeting of stockholders (the "Proxy Solicitation").

The Participants include (i) First Manhattan Co. ("FMC"); (ii) First Health, L.P. ("FH LP"); (iii) First Health Limited ("FH Limited"); (iv) First Health Associates, L.P. ("FHA"); (v) First BioMed Management Associates, LLC ("FBMA"); (vi) First BioMed, L.P. ("First BioMed"); (vii) First BioMed Portfolio, L.P. ("BioMed Portfolio" and together with FMC, FH LP, FH Limited, FHA, FBMA and First BioMed, "First Manhattan"); (viii) each of the following individuals whom First Manhattan proposes to nominate as a director pursuant to the Proxy Solicitation: Michael James Astrue, Jon C. Biro, Samuel F. Colin, Johannes J.P. Kastelein, David York Norton and Herman Rosenman (collectively, the "Nominees"); and (ix) each of the following individuals who have agreed to be nominated as a director pursuant to the Proxy Solicitation in the event that more than six

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directors are to be elected at the 2013 annual meeting of stockholders: Rolf Bass and Melvin L. Keating (collectively, the "Alternate/Additional Nominees").

FMC is registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment adviser under the Investment Advisers Act of 1940, and its principal business is investment management. FBMA is registered as an investment advisor under the Investment Advisers Act of 1940, and its principal business is investment management. The principal business of each of FH LP, FH Limited, FHA, First BioMed and First BioMed Portfolio is to invest in securities. The principal business of Mr. Astrue following his retirement in February 2013 has been to publish translations of Latin texts and poetry.  The principal business of Mr. Biro is to serve as Executive Vice President and Chief Financial Officer of Consolidated Graphics, Inc., a public company in the general commercial printing industry. The principal business of Dr. Kastelein is to serve as a Professor of Medicine at the Department of Vascular Medicine at the Academic Medical Center of the University of Amsterdam, where he holds the Strategic Chair of Genetics of Cardiovascular Disease. The principal business of Dr. Colin is to serve as a Partner and Senior Managing Director at First Manhattan Co., which provides investment management services to individuals, partnerships, trusts, retirement accounts and institutional clients. The principal business of Mr. Norton since his retirement in September 2011 has been to serve as an advisor or director, as applicable, of several private and public companies, including Savient Pharmaceuticals Inc., the American Foundation for Suicide Prevention and Tapestry Networks. The principal business of Mr. Rosenman following his retirement in October 2012 has been to serve on the board of directors of BioFire Diagnostics, Inc., a private company. The principal business of Dr. Bass is serving as a Visiting Professor for Pharmaceutical Medicine at the University of Basel, Switzerland, where he is in charge of the development of postgraduate master curricula for Regulatory Affairs within Pharmaceutical Medicine. The principal business of Mr. Keating is serving a private consultant, providing investment advice and other services to private equity firms.

The principal business address of First Manhattan and Dr. Colin is 437 Madison Avenue, New York, New York 10022. The principal business address of Mr. Astrue is 47 Benton Road, Belmont, MA 02478. The principal business address of Mr. Biro is 5858 Westheimer, Suite 200, Houston, TX 77057. The principal business address of Dr. Kastelein is AMC, University of Amsterdam, Meibergdreef 15, 1105 AZ Amsterdam. The principal business address of Mr. Norton is 8 Greenholm Street, Apt. C, Princeton, NJ 08540. The principal business address of Mr. Rosenman is 8420 Santaluz Village Green E. #100, San Diego, CA 92127. The principal business address of Dr. Bass is Boelckestrasse 80, 12101 Berlin, Germany. The principal business address of Mr. Keating is 18 Driftwood Dr., Livingston, NJ 07039.

As of the close of business on March 6, 2013, First Manhattan may be deemed to be beneficially own an aggregate of 8,343,574 shares of common stock, par value $0.001 per share (the "Common Stock"), constituting approximately 8.3% of the Corporation's outstanding shares of Common Stock, as follows: (a) 8,343,574 shares of Common Stock may be deemed to be beneficially owned by FMC; (i) 3,003,275 of

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which FMC may be deemed to own by virtue of its role as investment advisor to FH LP, FH Limited and FHA; and (ii) 2,783,499 of which FMC may be deemed to beneficially own by virtue of its role as investment advisor to certain investment advisory accounts (the "Investment Accounts"), its discretionary authority over certain discretionary brokerage accounts (the "Brokerage Accounts"), and its relationship with certain partners and employees of FMC who hold and manage certain accounts, including the 447,600 shares held in Dr. Colin's personal account and the 42,000 shares held by trusts established for the benefit of Dr. Colin's family members (the "Employee Accounts" and together with the Investment Accounts and Brokerage Accounts, the "Accounts"); and (b) 2,556,800 shares of Common Stock may be deemed to be beneficially owned by FBMA, by virtue of its role as investment advisor to First BioMed and BioMed Portfolio. In addition, First Manhattan holds call options on an aggregate of 2,500 shares of Common Stock with an exercise date of March 16, 2013 and a strike price of $13.00.

By virtue of his status as a managing member of the sole general partner of FMC, Dr. Colin may be deemed to beneficially own 7,778,079 shares of Common Stock beneficially owned by FMC, which shares include (x) 3,003,275 shares of Common Stock that FMC beneficially owns by virtue of its role as investment advisor to FH LP, FH Limited and FHA; (y) 2,218,004 shares of Common Stock held by the Investment Accounts and certain Brokerage Accounts and Employee Accounts over which Dr. Colin has discretionary voting power; and (z) 2,556,800 shares of Common Stock that FMC beneficially owns by virtue of its role as investment advisor to First BioMed and BioMed Portfolio.  Dr. Colin hereby expressly disclaims beneficial ownership of such 7,778,079 shares of Common Stock, other than the 447,600 shares held in Dr. Colin's personal account and the 42,000 shares held by trusts established for the benefit of Dr. Colin's family members. As of such date, no Nominee other than Dr. Colin beneficically owns any shares of Common Stock and no Alternate/Additional Nominee beneficically owns any shares of Common Stock.

The percentages contained herein are based upon 100,660,029 shares of Common Stock outstanding as of February 19, 2013, as reported in the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 26, 2013.

In addition to the above, employees of the Participants may assist in the solicitation of consents and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer pursuant to the Participants' consent solicitation will, when identified, constitute additional participants in the solicitation.

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